UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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SILVER HILL MINES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SILVER HILL MINES, INC.

One Rockefeller Plaza, 10th Floor

New York, NY 10020

INFORMATION STATEMENT

AND NOTICE OF ACTIONS TAKEN

BY WRITTEN CONSENT OF THE MAJORITY SHAREHOLDER

General Information

This information is being provided to the shareholders of Silver Hill Mines, Inc., (the "Company"), in connection with our prior receipt of approval by written consent,  in lieu of a special meeting,  of the holder of a majority of our common stock authorizing an amendment to our Articles of Incorporation (1) changing our corporate name to Life Essentials North America, Inc., (2) authorizing an increase in our capital stock from 250,000,000 common shares to 500,000,000 common shares and (3) ratifying all prior corporate actions back to June 1, 2014.

The shareholders holding shares representing 89.77% of the votes entitled to be cast at a meeting of the Company's shareholders, consented in writing to the proposed actions. The approval by the shareholder will not become effective until 20 days from the date of mailing of this Information Statement to our shareholders.

The Company's Board of Directors approved these actions on May 28, 2015 and recommended that the Articles of Incorporation be amended in order to effectuate the corporate name change and increase the Company's authorized common capital.

The proposed Amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State.  The name change and increase in capital will be effective when filed.  The anticipated filing date will be approximately 20 days after the mailing of this Information Statement to our shareholders.

If the proposed Amendment were not adopted by written majority shareholder consent, it would have been necessary for this action to be considered by the Company's shareholders at a special shareholder's meeting convened for the specific purpose of approving the Amendment.

The elimination of the need for a special meeting of the shareholders to approve the Amendments is authorized by Section 78.320 of the Nevada Revised Statutes, (the "Nevada Law").  This Section  provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on a matter were present and voted, may be substituted for the special meeting.  According to this Section 78.390 of the Nevada Law, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to amend the Company's Articles of Incorporation.  In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendments as early as possible in order to accomplish the purposes of the Company, the Board of Directors of the Company voted to utilize the written consent of the majority shareholders of the Company.

The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company on May 28, 2015, (the "Record Date").

The date on which this Information Statement was first sent to the shareholders is on, or about July 25, 2015.  The record date established by the Company for purposes of determining the number of outstanding shares of Voting Capital Stock of the Company on May 28, 2015, (the "Record Date").

Forward Looking Statements

This Information Statement and other reports that we file with the SEC contain forward-looking statements about our business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, shareholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, we have no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in our Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement.

Proposals by Security Holders

As of the date of this Information Statement, no security holder proposals have been received by the Company.

No Rights of Appraisal

Under the laws of Nevada, the Company’s shareholders are not entitled to appraisal rights with respect to the Amendments and the Company will not independently provide its shareholders with any such right.

No Dissenter's Rights

Under Nevada Law, shareholders are not entitled to dissenting shareholder rights with respect to our amendment, and we will not independently provide shareholders with any such right.

Outstanding Voting Stock of the Company

As of the Record Date, there were 250,000,000 shares of Common Stock and 50,000,000 shares of Series A Preferred stock issued and outstanding.  The Common Stock and the Series A Preferred Stock constitute the outstanding classes of voting securities of the Company.   Each share of Common Stock entitles the holder to one (1) vote on all matters submitted to the shareholders.  Each share of the Series A Preferred Shares entitles the holder to twenty (20)votes per Series A Preferred shares on all matters submitted to the shareholders.

Security Ownership of Certain Owners and Management

The following Table sets forth the Common Stock ownership information as of June 30, 2015, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common, (ii) each director of the Company, (iii) each person filing a written consent to the adoption of the actions described herein, and (iv) all directors, executive officers and designated shareholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of each person named.  Unless otherwise indicated, the business address of each person listed is the Company's address.  Issued and outstanding common stock as of June 30, 2015 is 22,422,311.  Issued and outstanding Series A Preferred shares issued and outstanding as of June 30, 2015 is 10,000,000.

Management and Shareholders Voting For the Corporate Actions

Common Shares Consenting (Voting For):

Percent of Class

George Clair

20,000,000

89.19%

Clair Investment Partners, LLC

   129,073(1)

0.0057%

Total

20,129,073

89.77%

Series "A" Preferred Shares Consenting (Voting For):

Percent of Class

Clair Investment Partners, LLC

200,000,000(1)(2)

100.0%

Total

200,000,000

(1) George Clair is the Managing Member of Clair Investment Partners, LLC and is deemed the beneficial owner of the shares.

(2) The 10,000,000 Series A Preferred shares vote 20 shares each.

Purpose and Effect of the Name Change

The Company's Board of Directors is taking action to change the corporate name from Silver Hill Mines, Inc. to Life Essentials North America, Inc. to reflect a name associated with its new proposed line of business in the beverage industry. This name associates the company with our proposed health, athletic, recreational and nutritional line of beverages which will be the focus of our new principal business of the company commencing with our recent asset acquisition.

Purpose and Effect of the Increase in Company Authorized Capital

The Company's Board of Directors is taking this action to increase its authorized common stock capital from 250,000,000 to 500,000,000 in the case that additional capital as future financing may be required.

Directors, Executive Officers, Promoters and Control Persons

The following table sets forth information regarding the our director and executive officers.

Table 1.

Name              Age   Positions and Office                Term

George Clair       65   President, Treasurer,           June 2014-Present

                        Secretary, Director

Michael Algor      56   Director                        June 30, 2015-Present

Kurt R. Geiss      58   Director                        June 30, 2015-Present

Killian Geiss      22   Director                        June 30, 2015-Present

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The Board of Directors may seek other qualified individuals to serve on the Board and to form committees to do the Board’s work. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors.

Except as set forth in the brief account of business experience below, none of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years and that is material to the evaluation of the ability or integrity of any of the Company’s directors, director nominees or executive officers.

George Clair, President, Treasurer, Secretary, Director

From 2007 to present, Mr. Clair has been primarily involved in real estate and stock market investment activities and stock market trading for his own account.  From 2005 until 2007, Mr. Clair was the Chief Executive Officer of Laurence Scott & Electromotors, Ltd. (“Laurence Scott”), a UK engineering company which manufactured electric motors.  When Mr. Clair became affiliated with Laurence Scott, it was experiencing substantial economic difficulties. In 2007, Laurence Scott & Electromotors (LSE) was voluntarily placed into administration by its management team which included George Clair, its CEO. In the United Kingdom, administration is one of a number of formal UK insolvency procedures.   It is a legal process whereby a Company can appoint an administrator who is a professional insolvency practitioner.   An administrator takes over day-to-day control of the Company.  Administration is similar to bankruptcy.   In the case of LSE, Mr. Clair was advised to take the company into "pre-pack package administration" in order to manage a problem with one creditor.  Mr. Clair had believed that under a company voluntary arrangement that LSE could continue its business while dealing with the single creditor.  However, the administrator elected to cut the work force and sell the company.  From 2003 to 2005, Mr. Clair owned and operated Louis Allis Co., a US company which manufactured small electric motors, which he consolidated with Laurence Scott.  Prior thereto, Mr. Clair owned and operated a stock brokerage firm from 1991 until 2003.  Mr. Clair was previously a stock broker affiliated with various brokerage firms from 1987 through 1991.  We believe that Mr. Clair's leadership, managerial experience, attributes and skills during his career qualifies him to be a member of the Company's Board of Directors.

Michael Algor:  Age: 56, Director

Mr. Algor has been involved in the consumer goods industry with national and international experience.  His experience includes sales and marketing of new products, market research and analysis, new product/market development, sales management, advertising, brand management, operations management, formulating policies and procedures.

From July 2014 to the present, Mr. Algore has been the President and Chief Operating Officer of Mijovi, North America.  He has been responsible for startup of all business operations, including, but not limited to, office setup, appointing national brokers, developing business plan, product promotional plans and social media platforms.

From 2009 to 2013, he was the Executive Vice President of Sales and Marketing for New Whey Nutrition. He was directly responsible for sales planning, product growth and financial oversight for earnings.  He developed marketing plans for new product introduction, product demand planning, and management of a national network of brokers.  He achieved distribution of over 11,000 stores throughout the U.S.

We believe that Mr. Algor's leadership, managerial experience, attributes and skills during his career qualifies him to be a member of the Company's Board of Directors.

Dr. Kurt Reiner Geiss:   Age 58, Director

Dr. Geiss is a doctor of general medicine and sports medicine in Germany. Since 1988 he has been principally engaged in scientific research and leadership of national and international scientific teams dealing with sports and nutritional topics. He has been involved in hundreds of studies regarding sports medicine and medical diagnostics at the Institut of Sports Medicine at Frankfurt University and ISME Private Research Institute of Sports, Medicine and Nutrition.  He has been authorized by the German Sports Medicine Association to teach doctors specializing in sports medicine at the Johann Wolfgang Goethe University in Frankfurt, Germany.  He is the head of ISME Private Research Institut of Sports, Medicine and Nutrition, GmbH.  He is a member of the German Academy of Nutritional Medicine and member of the European College of Sports Medicine.  We believe that Mr. Geiss's leadership, managerial experience, attributes and skills during his career qualifies him to be a member of the Company's Board of Directors.

Killian Geiss:  Age 22, Director

Mr. Geiss has been a professional tennis player since 2010.  He holds a Bachelor’s degree in Sports Management from University Wismar, Germany.  Currently, Mr. Geiss is employed by the Research Institut for Sports, Medicine and Nutrition.  Mr. Geiss’ father is Kurt Reiner Geiss.  We believe that Mr. Geiss's attributes and skills during his young career qualifies him to be a member of the Company's Board of Directors.

CORPORATE GOVERNANCE

The Board of Directors has no standing audit, nominating or compensation committees.  The entire board performs the function of each of these committees.

Independence of the Board

The Company is quoted on the OTC Bulletin Board inter-dealer quotation system, which does not require director independence requirements.

SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

We believe that during the fiscal year ended December 31, 2014, Section 16(a) filing requirements applicable to the company’s officers, directors and greater than 10% beneficial owners were not satisfied.

	Number	Transactions	Known Failures
	Of late	Not Timely	To File a
Name and principal position	Reports	Reported	Required Form

George Clair	1	1	1
Clair Investment Partners, LLC	1	1	1

Code of Ethics

We have adopted a Code of Ethics that applies to all of our directors and executive officers serving in any capacity for our Company, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

EXECUTIVE COMPENSATION

No executives or directors were compensated by the Company for the fiscal years ended December 31, 2013 and 2014, for work performed that is required to be reported. In addition, the Company provided no stock options, warrants, or stock appreciation rights, and there are no employment contracts or incentive pay agreements with any officer or director.

Outstanding Equity Awards at Fiscal Year-End Table.    None.

Employment Agreements with Executive Officers

The Company not entered into any employment agreement with any officer or director.

Director Compensation

Directors do not receive compensation for their services.

Stock Option Plans

The following table summarizes our equity compensation plan information as of December 31, 2014. Information is included for equity compensation plans not approved by our security holders.

Table 2.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average Exercise price of outstanding options, warrants, and rights (b)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity Compensation Plans approved by security holders	10,000,000	n/a	10,000,000
Equity Compensation Plans not approved by security holders	-0-	-0-	-0-
Total	10,000,000	n/a	10,000,000

Purpose and Effect of the Name Change

Our board of directors and majority shareholder believe that the new corporate name change to Life Essentials North America, Inc. will reflect our change in business direction which will be associated with health, athletic, recreational and nutritional aspects of a line of beverages.  We believe new corporate name will promote public recognition and more accurately reflect our business development efforts.

Contact Information

Silver Hill Mines, Inc., One Rockefeller Plaza, 10th Floor, New York, NY 90020.  Telephone (212) 935-8400

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this Act, we file periodic reports, documents and other information with the SEC relating to the our business, financial statements and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are also available to the public from the SEC's website at http://www.sec.gov. Our website is intended to provide an inactive, textual reference only. Information on our website is not part of this Information Statement.

Conclusion

As a matter of regulatory compliance, we are sending you this Information Statement which describes the purpose and effect of the Amendment. Your consent to the Amendment is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

                                    For the Board of Directors of

Date: July 20, 2015                 Silver Hill Mines, Inc.

/s/ George Clair

____________________________

By: George Clair

Director